UNITED STATES

SECURITIES AND EXCHANGE

COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 4, 2009

HEALTH SCIENCES GROUP, INC.

(Exact name of registrant specified in charter)

Delaware	333-65180	91-2079221
(State of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Health Sciences Group, Inc.

270 East Eau Gallie Blvd.

Indian Harbour Beach, FL 32937

(Address of principal executive offices) (Zip Code)

(321) 604-1451

(Registrant's telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

iGoHealthy.org REPORTS STRONG ONLINE SALES GROWTH

Indian Harbour Beach, FL Feb. 4, 2009 Health Sciences Group, Inc. a leading provider of health information services, stated that it has experienced a strong increase in sales of its online promotional programs in both the pharmaceutical and consumer products markets during the month of January 2009. These sales represent a significant increase in advance commitments for 2009, compared to the same period in the prior month. Accordingly, Health Sciences Group, Inc. indicated that it has not experienced the weakness in online sales that has recently been reported in other sectors of online media and advertising.

Health Sciences Group stated that it expects its fourth quarter financial results to be at the low end of its prior financial guidance. The company expects to report that online advertising revenues increased more than 20% in the first month of the first quarter, as compared to the 4th quarter 2008. Traffic to igohealthy.org during the fourth quarter 2008 grew substantially, to an average of more than 100,000 monthly unique visitors and to 300.000 total page views.

The growth in sales commitments that igohealthy.org experienced relates primarily to 2009 marketing programs. Health Sciences Group is currently evaluating the expected timing of the revenue from these sales commitments and potential new sales for the first quarter of 2009.

Thomas Gaffney, President and CEO of Health Sciences Group, Inc. stated: "The unique strength of the igohealthy brand continues to gain momentum, as we continue to demonstrate the unique quality and impact of our differentiated audience to large advertisers. We are well positioned to increase our growth in the online health market and to continue the sales momentum that we achieved in the fourth quarter."

About Health Sciences Group

Health Sciences Group, Inc. is a provider of health and wellness services to consumers, physicians and other healthcare professionals through its website www.igohealthy.org and health focused publications. The Health Sciences network consists of its public website www.igohealthy.org and iGoHealthy Magazine. The Company operates in three segments: Online Services, and Publishing and Other Services.

All statements contained in this press release, other than statements of historical fact, are forward-looking statements, including those regarding: Health Sciences Group’s preliminary fourth quarter revenue and other preliminary measures of Health Sciences Group’s  performance for that quarter (which reflect what Health Sciences Group expects to report and are subject to adjustment); Health Sciences Group’s future financial results and other measures of Health Sciences Group’s future performance; expectations regarding sales and sale commitments; and market opportunities and Health Sciences Group’s ability to capitalize on them. These statements speak only as of the date of this press release, are based on our current plans and expectations, and involve risks and uncertainties that could cause actual future events or results to be different than those described in or implied by such forward-looking statements. These risks and uncertainties include those relating to: market acceptance of Health Sciences Group’s products and services; relationships with customers and strategic partners; and changes in economic, political or regulatory conditions or other trends affecting the healthcare, Internet and information technology industries. Except as required by applicable law or regulation, we do not undertake any obligation to update our forward-looking statements to reflect future events or circumstances.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: February 4, 2009

By: /s/ Thomas Gaffney

Thomas Gaffney

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